UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               -------------------
                                    FORM 8-K
                                 CURRENT REPORT

                               -------------------


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) March 13, 1998

                             HENLEY HEALTHCARE, INC.
             (Exact name of registrant as specified in its charter)

                         Commission File Number 0-28566

               TEXAS                                          76-0335587
    (State or other jurisdiction of                          (IRS Employer
     incorporation or organization)                     Identification Number)



             120 Industrial Boulevard, Sugar Land, Texas 77478-3128
                    (Address of principal executive offices)

                                  281-276-7000
              (Registrant's telephone number, including area code)


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                             HENLEY HEALTHCARE, INC.

                                    FORM 8-K
                                 CURRENT REPORT

ITEM 5.   OTHER EVENTS

        On February 20, 1998, and on March 13, 1998, Henley Healthcare, Inc. (the "Company") entered into agreements with Maxxim Medical, Inc. ("Maxxim") pursuant to which Maxxim converted an aggregate of $4,000,000 of its convertible subordinated promissory note in the original principal amount of $7,000,000 issued by the Company, into an aggregate of 2,000,000 shares of the Companys' common stock, par value $.01 per share (the "Common Stock"). The conversions were based on the current conversion price of $2.00 per share under the convertible note. The agreements also provide that the entire $4 million of the convertible note so converted reduces the principal amount of the convertible note and such sum shall be applied to the Company's full redemption obligation due in the year 2003 and partially to the Company's redemption obligation due in the year 2002 as provided in the convertible note.

         On March 13, 1998, the Company entered into an agreement with some private accredited investors pursuant to which the Company issued to the investors $1,800,000 of its Series A Convertible Preferred Stock (the "Preferred Stock"). Under the agreement, the Preferred Stock is convertible into the Company's Common Stock at the lesser of (i) 75% of the average closing bid price for the Company's Common Stock as reported by Nasdaq for the 5 trading days prior to conversion, or (ii) 100% of the closing bid price for the Company's Common Stock on March 13, 1998. In connection with the agreement, the Company also issued to the investors 5-year warrants to purchase 144,000 shares of the Company's Common Stock at exercise prices ranging from the closing bid price to 135% of the closing bid price of the Common Stock on March 13, 1998. The Company has agreed to file a registration statement covering the resale of the shares of Common Stock issued to Maxxim as a result of the conversions described above and the Common Stock issuable upon the conversion of the Preferred Stock and exercise of the warrants sold to the investors described above.

        These transactions have increased the Company's net tangible assets, under Nasdaq rules, to well over $4,000,000. Under the Nasdaq Marketplace Rules, "Net Tangible Assets" means total assets (including the value of patents, copyrights and trademarks but excluding the value of goodwill) less total liabilities. The transaction also placed the market value of the approximately 2,000,000 shares in the public float at approximately $12,000,000 based on the recent bid price of the Company's shares of $6.25 per share. Henley has 5 years of operating history, approximately 800 shareholders and 3 market makers.

        The Company currently files with the SEC and NASDAQ its annual report containing audited financial statements of the Company and its subsidiaries as well as its quarterly reports on Form 10-QSB. The Company also distributes its annual report to its shareholders (along with notice of annual meeting of shareholders) within a reasonable time prior to the annual meeting of shareholders which are held each year. The quarterly reports are distributed to the shareholders as soon as practicable after they are filed with the SEC and Nasdaq.

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        Henley's Board of Directors (the "Board") is made up of six members four of whom are outside independent directors. The Board has an audit committee made up of two outside independent directors. The audit committee routinely reviews all related party transactions on an ongoing basis for potential conflict of interest situations.

        All annual meetings of the Company's shareholders are held in the presence of a quorum of at least 50% of the outstanding shares of the Company's common voting stock. The Company solicits proxies and provides proxy statements for all meetings of shareholders to the shareholders, SEC and NASDAQ.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS

(b) Pro Forma Financial Information: The pro forma financial information furnished with this Form 8-K is included herein as follows:

        (i) Unaudited pro forma balance sheet as of January 31, 1998 (for the Company.)

(c) The following relevant exhibits shall be filed by amendment to this report on Form 8-K:

EXHIBIT
NUMBER  DESCRIPTION
------  -----------

 *3.1 Statement of designation of rights and preferences of the Company's Series A Preferred Stock.
*10.1 Private Securities Subscription Agreement dated March 13, 1998 by and between the Company and certain accredited investors.
*10.2 Letter agreement dated February 20, 1998, between the Company and Maxxim relating to the conversion of the note into the Company's Common Stock.
*10.3 Letter agreement dated March 13, 1998, between the Company and Maxxim relating to the conversion of the note into the Company's Common Stock.

        * To be filed by amendment


                                   SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.

                                                   HENLEY HEALTHCARE, INC.
                                                         (Registrant)

Date:  March 13, 1998                          By: DAN D. SUDDUTH
                                                   --------------
                                                   DAN D. SUDDUTH
                                                   Executive Vice President &
                                                   Principal Financial Officer
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                                        HENLEY HEALTHCARE, INC. AND SUBSIDIARIES
                                  UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

----------------------------------------------------------------------------------------------
                                                       January 31,                   January 31,
                                                          1998                          1998
                                                       Unadjusted   Adjustments       Adjusted
----------------------------------------------------------------------------------------------

ASSETS

Current Assets:
  Cash and cash equivalents                          $    235,525   $ 1,800,000   $  2,035,525
  Accounts receivable, net                              6,674,852                    6,674,852
  Inventory                                             8,952,397                    8,952,397
  Prepaid expenses                                        540,030                      540,030
----------------------------------------------------------------------------------------------
         Total current assets                          16,402,804     1,800,000     18,202,804

Property, plant and equipment, net                      4,144,441                    4,144,441
Goodwill and other intangibles, net                     5,250,867                    5,250,867
Other assets                                            1,571,850                    1,571,850
----------------------------------------------------------------------------------------------

         TOTAL ASSETS                                $ 27,369,962   $ 1,700,000   $ 29,169,962
----------------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Line of credit - bank                              $  7,250,868                 $  7,250,868
  Accounts payable                                      3,120,418                    3,120,418
  Accrued expenses and other current liabilities        2,312,086                    2,312,086
  Current maturities of long-term debt                    433,763                      433,763
----------------------------------------------------------------------------------------------
         Total current liabilities                     13,117,135                   13,117,135

Interest payable                                          536,667                      536,667
Long-term debt, net of current maturities               9,513,816    (4,000,000)     5,513,816
----------------------------------------------------------------------------------------------
         Total  liabilities                            23,167,618    (4,000,000)    19,167,618

Stockholders' Equity:
  Preferred stock - $.10 par value; authorized
    2,500,000 shares; issued and outstanding                          1,800,000      1,800,000
  Common stock - $.01 par value; authorized
    20,000,000 shares; issued 5,662,205
     shares at January 31, 1998                            35,942        20,680         56,622
  Additional paid-in-capital                           14,344,443     3,979,932     18,323,763
  Accumulated deficit                                  (9,951,862)                  (9,951,862)
----------------------------------------------------------------------------------------------
                                                        4,428,523     5,700,000     10,228,523
  Treasury stock, at cost, 279,000 common shares         (226,179)                    (226,179)
----------------------------------------------------------------------------------------------
        Stockholders' equity                            4,202,344     5,700,000     10,002,334

         TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY  $ 27,369,962   $ 1,800,000   $ 29,169,962
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